Exhibit 99.2

CHATTANOOGA, TN / ACCESSWIRE / March 14, 2024 / On March 8, 2024, the merger of BioRegenx,  Inc. into Findit, Inc. (OTC PINK:FDIT) went effective along with the name change of the surviving entity to BioRegenx, Inc., by the state of Nevada and the SEC. Furthermore, BioRegenx is currently collaborating with FINRA to facilitate a name and symbol change. The company is diligently working towards up-listing to the OTC QB.

In December 2023, BioRegenx’s wholly owned subsidiary, Microvascular Health Solutions, Inc., unveiled the updated version of its pioneering GlycoCheck device, boasting significant hardware and software enhancements. The company commenced sales by fulfilling pre-orders and continues to deliver on new sales, with GlycoCheck system packages priced between $22,000 to $32,000, generating monthly recurring revenue based on usage. Favorable financing options have been secured for GlycoCheck customers, ensuring accessibility and affordability.

Endocalyx Pro, a dietary supplement targeting microvascular capillary health, has achieved remarkable monthly sales figures, demonstrating consistent growth. In 2024, BioRegenx is intensifying its sales and marketing efforts to further boost sales, with GlycoCheck’s integration into the market expected to synergistically enhance Endocalyx Pro sales. Moreover, BioRegenx offers a range of supplements through its wholly-owned subsidiary, MyBodyRx LLC.

Following its recent acquisition, DocSun Biomedical Holdings, Inc., a provider of non-contact vital signs monitoring systems, is primed to generate revenue through its distribution agreement. This agreement involves supplying DocSun’s AI Engine technology to a large conglomerate distributor targeting multiple sectors, including the latest release of their Software Development Kit (SDK). Initial revenues will stem from the testing of DocSun’s SDK in fleet and electric vehicles (EV’s) amongst other applications, with commercialization slated to begin in late Q3 or early Q4. As per the agreement terms, DocSun stands to receive 40% of all the revenue generated including 40% of the $10 per vehicle license fee from the EV automotive manufacturer, indicating significant revenue potential. DocSun’s engineering team is actively engaged in installing new hardware and coding software to enhance AI capabilities, paving the way for future growth opportunities.

“I’m extremely pleased with the milestones achieved and the growth witnessed across all four subsidiaries of BioRegenx Inc. The completion of the merger marks a significant milestone, opening up new opportunities as a publicly-traded entity,” remarked Bill Resides, CEO of BioRegenx.

About BioRegenx

BioRegenx, Inc. operates as a holding company specializing in acquiring intellectual property (IP) and companies engaged in Regenerative Biotherapeutics and anti-aging research. Its primary focus involves acquiring and developing non-invasive medical and wellness devices capable of efficiently recording, storing, and analyzing extensive datasets. This data serves as input for our proprietary algorithms as well as a planned AI engine to generate more predictive outcomes. The company’s goal is to provide practitioners, patients, and customers with valuable insights derived from thorough analysis, thereby enhancing the efficacy and precision of our solutions.

About Findit, Inc.

Findit, Inc., owns Findit.com which is a social media content management platform that provides an interactive search engine for all content posted in Findit to appear in Findit search. The site is an open platform that provides access to Google, Yahoo, Bing, and other search engines access to its content posted to Findit so it can be indexed in these search engines as well. Findit provides members the ability to post, share and manage their content. Once they have posted in Findit, we ensure the content gets indexed in Findit search results. Findit provides an option for anyone to submit URLs that they want to be indexed in Findit search results, along with posting status updates through Findit Right Now. Status updates posted in Findit can be crawled by outside search engines which can result in additional organic indexing. All posts on Findit can be shared to other social and bookmarking sites by members and non-members. Findit, Inc. is focused on the development of monetized Internet-based web products that can provide increased brand awareness to our members. Findit Inc. trades under the stock symbol FDIT on the OTC Markets.

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Safe Harbor

This press release contains forward-looking information within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including statements regarding potential sales, the success of the company’s business, as well as statements that include the word believe or similar expressions. Such forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause the actual results, performance, or achievements of BioRegenx, Inc. to differ materially from those implied or expressed by such forward-looking statements. This press release speaks as of the date first set forth above, and BioRegenx, Inc. assumes no responsibility to update the information included herein for events occurring after the date hereof. Actual results could differ materially from those anticipated due to factors such as the lack of capital, timely development of products, inability to deliver products when ordered, inability of potential customers to pay for ordered products, and political and economic risks inherent in international trade.

CONTACT:

Bob Doran - BioRegenx, Inc
866-770-6067
bob.doran@bioregenx.com

SOURCE: BioRegenx, Inc.

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